UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  April 12, 2012

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
                     (801) 302-2251

                                             N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01           Changes in Registrant's Certifying Accountant

On April 5, 2012, we were notified by our auditors Hansen Barnett and Maxwell, P.C., an auditing firm based in Salt Lake City, Utah, that they would not issue an audit report on our Financial Statements for the year ending December 31, 2011 and were immediately resigning from their engagement to do so.  A copy of their resignation letter is hereby attached as Exhibit 4.01(1).

We are presently in discussions with four other Public Company Accounting Oversight Board (“PCAOB”) registered auditing firms located in closer proximity to our corporate headquarters in Las Vegas, Nevada and expect to engage one of those firms shortly.

Item 4.02           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 5, 2012, we were notified by our auditors Hansen Barnett and Maxwell, P.C. that they were withdrawing their review reports with respect to our interim financial statements for the first, second and third quarters of 2011. As a result of such the previously issued interim financial statements should not be relied upon. A copy of their resignation letter is hereby attached as Exhibit 4.01(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: April 12, 2012	By /s/ Steven L. Sunyich
Steven L. Sunyich, Chief Executive Officer